UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2010

LAURAL RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1223 Burrowhill Lane, Mississauga, Ontario, Canada, L5H 4M7
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (905) 274-5231

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.       Entry into a Material Definitive Agreement

On June 10, 2010, Laural Resources, Inc. (the “Company”) entered into a new Letter of Intent (the “LOI”) with Abtech Industries, Inc., a Delaware corporation (“Abtech”) with certain material binding provisions. The non-binding terms of this LOI are the same terms as those set forth in the previous letter of intent between the Company and Abtech dated June 4, 2010, whereby the Company agreed to acquire all of the issued and outstanding capital stock of Abtech (through a reverse acquisition transaction) in exchange for the shareholders of Abtech acquiring approximately seventy eight percent (78%) ownership interest in the Company on a post-closing basis (the “Transaction”).

Under the binding terms of this LOI, (a) Glenn R. Rink, the current President and Chief Executive Officer of Abtech will be appointed to the Board of Directors of the Company upon the execution of a definitive merger agreement, (b) the parties acknowledge that as of June 10, 2010, the Company has advanced an aggregate of $300,000 to Abtech, (c) the Company will immediately advance an additional $145,000 to Abtech upon execution of the LOI, and (d) the Company agrees to advance an aggregate of $3,000,000 in cash to Abtech (inclusive of the above advancements), and additional amounts in accordance with the following schedule: (i) $200,000 per month each month after the execution of the LOI until the closing date with the first payment due five days after the execution of the LOI; and (ii) the remainder upon the closing date of the Transaction.  However, if a definitive merger agreement has not been entered into between the Company and Abtech by July 8, 2010, the Company’s obligations to advance any additional funds will immediately terminate.  If, at any time prior to the execution of a definitive merger agreement, either party provides written notice to the other party that it does not intend to proceed with the closing of the Transaction, any funds advanced to Abtech will be either (X) repaid to the Company, (Y) converted into an investment in the senior convertible promissory notes of Abtech, or (Z) converted into a common stock equity investment in Abtech at $3.75 per share.

The LOI is attached to this report as Exhibit 10.1, and the terms and conditions incorporated herein.  The foregoing statement is not intended to be a complete description of all terms and conditions.

Section 9 - Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit
Number	Description

10.1	Letter of Intent dated June 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	LAURAL RESOURCES, INC.

	By:	/s/ Mandi Luis
Mandi Luis
President